UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2013

FIRST FINANCIAL BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	On April 23, 2013, the annual meeting of shareholders of the Company was held in Abilene, Texas.

(b)	The following is a summary of the matters voted on at the annual meeting:

(1)	The following directors were elected at the annual meeting to hold office until the 2014 annual meeting of shareholders, and the respective number of votes cast for and withheld are as follows:

Director	Votes For	Votes Withheld
Steven L. Beal	21,734,251	147,375
Tucker S. Bridwell	21,720,297	161,329
Joseph E. Canon	21,788,072	93,554
David Copeland	21,700,035	181,591
F. Scott Dueser	21,797,282	84,344
Murray Edwards	21,737,501	144,125
Ron Giddiens	21,819,582	62,044
Tim Lancaster	21,818,007	63,619
Kade L. Matthews	21,788,830	92,796
Johnny E. Trotter	21,670,344	211,282

There were 5,457,982 broker non-votes.

(2)	The shareholders voted to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013 by a vote of 26,794,366 for, 514,715 against and 30,527 abstained. There were no broker non-votes.

(3)	The shareholders approved the following resolution:

“RESOLVED, that the shareholders of First Financial Bankshares, Inc. hereby approve on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K to the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholder, including the Compensation Discussion and Analysis compensation tables and narrative discussion,”

by a vote of 21,553,089 for, 167,579 against and 160,958 abstained. There were 5,457,982 broker non-votes.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached as exhibit 99.1 to this Form 8-K is the press release dated April 23, 2013 announcing the results of the Annual Meeting of Shareholders of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: April 24, 2013	By:	/S/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer